EXHIBIT 99.1

 Lightbridge Provides Business Update and Announces Third Quarter Fiscal 2026 Financial Results

RESTON, Va., November 2, 2026 (GLOBE NEWSWIRE) – Lightbridge Corporation (“Lightbridge” or the “Company”) (Nasdaq: LTBR), a nuclear fuel technology company developing Lightbridge Fuel™ to produce more power from existing and new reactors, today reported financial results for the third quarter and nine months ended September 30, 2026, and provided an update on its fuel development activities.

Third Quarter 2026 and Recent Business Highlights

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Lightbridge was selected for the DOE Nuclear Energy Launch Pad INL program. In August 2026, Lightbridge was selected to participate in the program, which is administered by DOE's National Reactor Innovation Center (NRIC) at Idaho National Laboratory (INL). Selection provides an accelerated pathway toward DOE authorization for the Company to design, build, and operate the Lightbridge Fuel™ Pilot Factory (Pilot Factory), which the Company also refers to as SHED, at INL to manufacture lead test assemblies (LTAs) of Lightbridge Fuel™ for demonstration in U.S. commercial power reactors. The Company is negotiating the applicable agreements and project scope with NRIC and INL. Authorization to construct and operate the Pilot Factory remains subject to additional DOE/INL agreements, reviews, and authorizations.

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Secured loop irradiation testing of clad fuel rodlets in the Advanced Test Reactor (ATR). In August 2026, the Company entered into Project Task Statement (PTS) No. 2 under its Cooperative Research and Development Agreement (CRADA) with Battelle Energy Alliance, LLC (BEA), the DOE operating contractor for INL. The work covers experimental design, materials, assembly, irradiation, shipment, and disposition of enriched uranium-zirconium fuel rodlets with cladding, in both cylindrical and multi-lobe geometries, irradiated in the ATR loop facility under controlled conditions representative of a commercial reactor.

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Post-irradiation examination of the first fuel samples is currently underway. The first batch of Lightbridge Fuel™ material coupon samples, discharged from the ATR on schedule in May 2026, is currently undergoing post-irradiation examination at INL.

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Expanded patent protection in Japan. In September 2026, the Japan Patent Office issued a notice of allowance for the Company's multi-zone fuel element patent application, with allowed claims covering the fuel element design, a fuel assembly containing it, and an additive manufacturing method for producing it. Japan operates 32 reactors, 15 of which have returned to service, and its national energy plan targets nuclear at approximately 20% of electricity generation by fiscal 2040.

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Management Commentary

“Selection for the Launch Pad INL program can help to accelerate our commercialization plan,” said Seth Grae, Chairman and Chief Executive Officer of Lightbridge. “Rather than waiting for a commercial fuel factory to be licensed before we could manufacture lead test assemblies, we now have a pathway toward DOE authorization for a dedicated Pilot Factory at INL, and we are negotiating the agreements and project scope with NRIC and INL. In parallel, the loop irradiation agreement we signed in August will enable irradiation testing of the clad Lightbridge Fuel rodlets in the ATR under the conditions similar to those in commercial pressurized water reactors. We believe the loop irradiation will allow us to go from the ATR directly to lead test assemblies in commercial nuclear power plants, rather than first deploying segments of fuel rods and lead test rods in commercial reactors.”

“Our path to acceleration comes at a pivotal moment for the nuclear sector, as major technology companies and utilities increasingly turn to nuclear energy to meet surging baseload power demand from AI, data centers, and industrial electrification. This requires getting substantially more power and higher capacity factors out of the existing nuclear fleet, alongside new builds. Utilities consistently tell us they want three things from an advanced fuel: longer operating cycles between refuelings, power uprates of 10% to 20% from the same plant footprint and operating license, and inherent safety margins that reduce capital and operating costs. Lightbridge Fuel is engineered specifically to meet those requirements.”

Financial Highlights

Working capital was approximately $234.2 million at September 30, 2026, compared to approximately $201.7 million at December 31, 2025.

Cash Flows Summary

Cash and cash equivalents totaled $236.7 million at September 30, 2026, compared to $201.9 million at December 31, 2025, an increase of $34.8 million. Cash equivalents consisted primarily of U.S. Treasury instruments with maturities of 30 to 90 days.

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Net cash used in operating activities was $13.2 million for the nine months ended September 30, 2026, compared to $8.1 million for the nine months ended September 30, 2025, reflecting higher research and development (R&D) and general and administrative (G&A) spending, partially offset by higher interest income.

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Net cash provided by financing activities was $48.1 million for the nine months ended September 30, 2026, compared to $121.4 million for the same period in 2025. The Company sold approximately 4.3 million shares of common stock under its at-the-market (ATM) program during the nine months ended September 30, 2026, for net proceeds of $48.9 million, including 579,685 shares for net proceeds of $4.5 million in the third quarter. As of September 30, 2026, approximately $91.4 million of common stock remained available for sale under the Company's $150 million ATM program.

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Third Quarter 2026 Operations Summary

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G&A expenses were $5.0 million for the three months ended September 30, 2026, compared to $3.2 million for the three months ended September 30, 2025. The $1.8 million increase reflects a $0.9 million increase in employee compensation and stock-based compensation for employees, contractors, and directors, driven by new hires, higher bonuses, and new stock-based awards; a $0.7 million increase in professional and consulting services; and a $0.2 million increase in other administrative expenses, including information technology, insurance, patent, and travel costs.

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R&D expenses were $5.3 million for the three months ended September 30, 2026, compared to $2.0 million for the three months ended September 30, 2025. The $3.3 million increase reflects a $1.9 million increase in employee compensation and stock-based compensation from new hires, higher bonuses, and new stock-based awards; a $1.0 million increase in information technology expenses, primarily computer software and operating costs for the Company's high-performance computer; and a $0.4 million increase in INL project costs as the Company entered into additional agreement modifications and new PTSs.

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Total non-cash stock-based compensation expense was $2.4 million for the three months ended September 30, 2026, compared to $1.6 million for the three months ended September 30, 2025. Stock-based compensation included in G&A was $1.6 million, compared to $1.1 million in the prior-year quarter. Stock-based compensation included in R&D was $0.8 million, compared to $0.5 million in the prior-year quarter.

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Other income was $2.0 million for the three months ended September 30, 2026, compared to $1.1 million for the three months ended September 30, 2025, consisting of interest income earned on higher cash balances invested primarily in U.S. Treasury bills.

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Net loss was $8.3 million, or $(0.23) per basic and diluted share, for the three months ended September 30, 2026, compared to a net loss of $4.1 million, or $(0.16) per basic and diluted share, for the three months ended September 30, 2025.

Nine Months Ended September 30, 2026 Operations Summary

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G&A expenses were $13.0 million for the nine months ended September 30, 2026, compared to $9.2 million for the nine months ended September 30, 2025. The $3.8 million increase reflects a $2.4 million increase in employee compensation and stock-based compensation, a $1.0 million increase in professional and consulting services, and a $0.4 million increase in other administrative expenses.

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R&D expenses were $12.6 million for the nine months ended September 30, 2026, compared to $5.3 million for the nine months ended September 30, 2025. The $7.3 million increase reflects a $4.3 million increase in employee compensation and stock-based compensation; a $1.7 million increase in information technology expenses, including software, operating costs for the Company's high-performance computer, and code development; a $0.6 million increase in INL project costs; a $0.4 million increase in project development costs, primarily critical heat flux testing and safety analysis; and a $0.3 million increase in other outside R&D expenses.

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Total non-cash stock-based compensation expense was $6.3 million for the nine months ended September 30, 2026, compared to $3.6 million for the nine months ended September 30, 2025. Stock-based compensation included in G&A was $4.4 million, compared to $2.7 million in the prior period. Stock-based compensation included in R&D was $1.9 million, compared to $0.9 million in the prior period. The 2026 total stock-based compensation expense included a $0.7 million reversal recorded in the second quarter of previously recognized stock-based compensation for a performance milestone no longer deemed probable of achievement, of which $0.5 million was included in G&A and $0.2 million was included in R&D.

•	Other income was $5.2 million for the nine months ended September 30, 2026, compared to $2.1 million for the nine months ended September 30, 2025.

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Net loss was $20.4 million, or $(0.62) per basic and diluted share, for the nine months ended September 30, 2026, compared to a net loss of $12.4 million, or $(0.55) per basic and diluted share, for the nine months ended September 30, 2025.

CONFERENCE CALL & AUDIO WEBCAST

Lightbridge will hold a conference call and audio webcast today, Monday, November 2, 2026, at 4:00 p.m. Eastern Time to discuss its third quarter fiscal 2026 financial results and provide an update on its fuel development activities. Seth Grae, Chairman and Chief Executive Officer, will lead the call, and other members of the executive team will be available to answer questions.

To access the call by phone, please dial 1-800-715-9871 (International dialers can dial 1-646-307-1963) with Conference ID 8688160. To avoid delays, we encourage participants to dial in to the conference call 15 minutes before the scheduled start time and have the Conference ID handy.

An audio webcast can be accessed at the following link (webcast). The Company encourages participants to take advantage of the webcast option.

A webcast replay will also be available for a limited time at the following link (webcast replay).

About Lightbridge Corporation

Lightbridge Corporation (Nasdaq: LTBR) is focused on developing advanced nuclear fuel technology essential to delivering abundant clean energy and providing energy security to the world. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for existing light water reactors and pressurized heavy water reactors, significantly enhancing reactor safety, economics, and proliferation resistance. The Company is also developing Lightbridge Fuel for new small modular reactors to deliver the same benefits, plus load-following.

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Lightbridge has entered into two long-term framework agreements with Battelle Energy Alliance, LLC, the United States Department of Energy’s operating contractor for Idaho National Laboratory, the United States’ lead nuclear energy research and development laboratory. DOE’s Gateway for Accelerated Innovation in Nuclear program has twice awarded Lightbridge to support the development of Lightbridge Fuel over the past several years. An extensive worldwide patent portfolio backs Lightbridge’s innovative fuel technology. Lightbridge is included in the Russell 2000®, Russell 3000®, and Solactive Global Uranium and Nuclear Components Total Return Indexes. For more information, please visit www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on YouTube. Subscribe to access past demonstrations, interviews, and other video content at https://www.youtube.com/@lightbridgecorporation

Lightbridge is on X (formerly Twitter). Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: Lightbridge’s ability to commercialize its nuclear fuel technology; the degree of market adoption of Lightbridge’s product and service offerings; Lightbridge’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors; Lightbridge’s ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in Lightbridge’s fuel development timeline; the increased costs associated with metallization of Lightbridge’s nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with war in Europe and the Middle East; changes in the laws, rules and regulations governing Lightbridge’s business; development and utilization of, and challenges to, Lightbridge’s intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission (the “SEC”). Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in its other filings with the SEC, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements,” all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Senior Director of Investor Relations & Capital Markets

Tel: +1 (347) 947-2093

ir@ltbridge.com

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2026	2025
ASSETS
Current Assets
Cash and cash equivalents	$236,735,081	$201,862,421
Prepaid expenses and other current assets	1,274,477	712,983
Total Current Assets	238,009,558	202,575,404
Other Assets
Prepaid project costs and other long-term assets	2,755,892	1,140,000
Trademarks	127,187	119,391
Total Assets	$240,892,637	$203,834,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,830,512	$847,451
Total Current Liabilities	3,830,512	847,451

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares, no shares issued and outstanding at September 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value, 100,000,000 authorized shares, 38,761,010 shares and 33,407,495 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	38,761	33,407
Additional paid-in capital	441,219,021	386,719,120
Accumulated deficit	(204,195,657)	(183,765,183)
Total Stockholders’ Equity	237,062,125	202,987,344
Total Liabilities and Stockholders’ Equity	$240,892,637	$203,834,795

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	5,039,852	3,164,343	13,084,565	9,146,989
Research and development	5,300,753	2,039,857	12,556,332	5,345,635
Total Operating Expenses	10,340,605	5,204,200	25,640,897	14,492,624

Operating Loss	(10,340,605)	(5,204,200)	(25,640,897)	(14,492,624)

Other Income
Interest income	2,009,488	1,104,955	5,210,423	2,101,933
Total Other Income	2,009,488	1,104,955	5,210,423	2,101,933

Net Loss Before Income Taxes	(8,331,117)	(4,099,245)	(20,430,474)	(12,390,691)
Income taxes	-	-	-	-
Net Loss	$(8,331,117)	$(4,099,245)	$(20,430,474)	$(12,390,691)

Net Loss Per Common Share
Basic and diluted	$(0.23)	$(0.16)	$(0.62)	$(0.55)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	35,470,698	25,624,598	33,152,970	22,498,638

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net Loss	$(20,430,474)	$(12,390,691)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,323,764	3,746,642

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(486,494)	(808,317)
Prepaid project costs and other long-term assets	(1,615,892)	201,657
Accounts payable and accrued liabilities	2,977,061	1,135,512
Net Cash Used in Operating Activities	(13,232,035)	(8,115,197)

Investing Activities
Trademarks	(7,796)	(6,117)
Net Cash Used in Investing Activities	(7,796)	(6,117)

Financing Activities
Proceeds from sale of common stock in public offerings	50,655,941	124,659,368
Issuance costs related to sale of common stock in public offerings	(1,774,741)	(4,207,920)
Net proceeds from the exercise of stock options	10,807	1,243,794
Payments for taxes related to net share settlement of equity awards	(779,516)	(234,621)
Net Cash Provided by Financing Activities	48,112,491	121,460,621

Net Increase in Cash and Cash Equivalents	34,872,660	113,339,307
Cash and Cash Equivalents, Beginning of Period	201,862,421	39,990,827
Cash and Cash Equivalents, End of Period	$236,735,081	$153,330,134

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